UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2003

Sirna Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27914 (Commission File Number)	34-1697351 (IRS Employer ID Number)

2950 Wilderness Place, Boulder, Colorado (Address of principal executive offices)	80301 (Zip Code)

Registrant’s Telephone Number, including area code:	303-449-6500

Ribozyme Pharmaceuticals, Inc.

(Former name or former address, if changed since last report)

Item 5. Other Events.

On May 31, 2003, we reported results of the Phase II trial of ANGIOZYME in combination with irinotecan/5-fluorouracil/leucovorin (IFL) in previously untreated metastatic colorectal cancer patients at the American Society of Clinical Oncology meeting, in Chicago. This study was carried out in collaboration with Chiron Corporation.

ANGIOZYME is a stabilized ribozyme that targets for degradation the preRNA for VEGFR-1 and its alternatively-spliced soluble form sVEGFR-1 (receptor for VEGF). We developed ANGIOZYME to inhibit the production of VEGFR-1, thereby slowing or stopping angiogenesis and related tumor growth and metastasis. Independent third parties and we have conducted animal studies that have shown significant reductions in tumor growth and metastasis using ANGIOZYME alone and in conjunction with existing cancer therapies, such as chemotherapy. Results from the trial showed that the pretreatment absence of sVEGFR-1 correlated with improved clinical outcome. For patients presenting with detectable levels of sVEGFR-1, decreases in sVEGFR-1 during treatment also correlated with improved clinical outcome. Importantly, analysis of clinical outcome and potential biomarkers revealed that both tumor response and time-to-disease progression were related to the detection of sVEGFR-1 in the patient’s blood. Absence of detectable sVEGFR-1 at the initiation of the trial was associated with increased tumor response and delayed disease progression. Patients who began the trial with detectable levels of sVEGFR-1 had poorer response and more rapid disease progression. When sVEGFR-1 disappeared during treatment, response was increased and disease progression was delayed. These results suggest that the decrease in sVEGFR-1, either by ANGIOZYME, chemotherapy or their combination, may affect clinical outcome.

Eighty-three treatment-naïve metastatic colorectal cancer patients were enrolled in this uncontrolled 24-week Phase II (a) trial of ANGIOZYME. All patients received standard-of-care (IFL, Saltz regimen) plus once-daily subcutaneous administration of 100 mg/m2 ANGIOZYME. Response rates and time-to-progression from the Company’s study were similar to historical data from patients receiving the Saltz regimen (IFL) alone. ANGIOZYME was safe and well tolerated in this study. However, the Company’s signal finding study was designed without a control group (patients receiving IFL standard-of-care only). Proof of clinical safety and efficacy would require a randomized Phase II/III trial.

ANGIOZYME and its effect on sVEGFR-1 warrant further study in a controlled setting. The potential use of sVEGFR-1 to help predict clinical outcome or response to treatment should be further evaluated.

The Company recently redirected its business to focus on the development of therapeutics based on a nucleic acid technology called ribonucleic acid interference, or RNAi. Regardless of the Phase II trial results, the Company does not intend to develop ANGIOZYME independently so that the Company can focus on RNAi. If Chiron elects not to conduct additional clinical development studies, the Company and/or Chiron will seek a third party partner to develop ANGIOZYME. There can be no assurance that such a partner will be found.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRNA THERAPEUTICS, INC.

By: /s/ Howard W. Robin Name: Howard W. Robin Title: President and Chief Executive Officer

Dated: June 3, 2003

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